Exhibit 16.1

September 12, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by B. Riley Financial, Inc. under Item 4.01 of its Form 8-K dated September 12, 2025. We agree with the statements concerning our Firm in such Form 8- K; we are not in a position to agree or disagree with other statements of B. Riley Financial, Inc. contained therein.

Very truly yours,

Marcum LLP

Marcum llp / 68 South Service Road / Suite 300 / Melville, NY 11747 / Phone 631.414.4000 / marcumllp.com